SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    December 23, 2008



                                   Coach, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


     Maryland                    1-16153                     52-2242751
  --------------                ---------                   ------------
    (State of            (Commission File Number)           (IRS Employer
  Incorporation)                                         Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
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              (Registrant's telephone number, including area code)

Item 1.01:  Entry into a Material Definitive Agreement.

     On December 23, 2008, Coach, Inc. (the "Company") entered into amendments (collectively, the "Amendments") to the employment agreements between the Company and each of Lew Frankfort (Chairman and Chief Executive Officer), Michael Tucci (President, North American Retail ) and Michael F. Devine, III (Executive Vice President and Chief Financial Officer). The Amendments principally reflect changes necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), including providing that any severance benefits payable to any of these executives that are deemed to constitute deferred compensation subject to the requirements of Section 409A will be delayed for a six month period following such executive's termination date if he is deemed to be a "specified employee" (within the meaning of Section
409A) at the time of his termination of employment.

     Except as otherwise described above, all of the current terms of such executives' existing employment agreements will remain in effect.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 24, 2008

                                   COACH, INC.

                                   By:   /s/  Todd Kahn
                                         ---------------------------------------
                                         Todd Kahn
                                         Senior Vice President, General Counsel
                                         and Secretary